Exhibit 1.01
LOGITECH INTERNATIONAL S.A.
CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM JANUARY 1 TO DECEMBER 31, 2017

SECTION ONE: INTRODUCTION
This report for the year ended December 31, 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). In this Conflict Minerals Report (“CMR”), references to “Logitech”, the “Company”, “we”, “us” or “our” refer to Logitech International S.A. and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Logitech manufactures or contracts to manufacture products that may contain gold, tantalum, tin and tungsten (“3TG”) that are necessary to the functionality or production of the products. Accordingly, the Company has undertaken the measures described in this CMR to trace the origin of these minerals and whether they may have been sourced from the Democratic Republic of Congo (“DRC”) or any of its adjoining countries (collectively, the “Covered Countries”).

Statements in this CMR are based on our due diligence activities performed to date in good faith and are based on information available at the time of this filing, unless otherwise indicated. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data, availability of smelter and refiner (collectively referred to as “Smelters” in this CMR) data, errors or omissions by suppliers or smelters, ongoing certification of smelters, continued guidance or amendments to the Rule, and other issues. Additionally, this CMR may contain forward-looking statements reflecting the efforts we strive to achieve in the future as we continue to improve our responsible sourcing program. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties.
1. Company Overview
Logitech International S.A., together with its consolidated subsidiaries, (“Logitech” or the “Company”) is a world leader in designing, manufacturing and marketing products that help connect people to digital and cloud experiences. More than 35 years ago, Logitech created products to improve experiences around the personal computer (PC) platform, and today it is a multi-brand, multi-category company designing products that enable better experiences consuming, sharing and creating any digital content such as music, gaming, video and computing, whether it is on a computer, mobile device or in the cloud. Logitech's brands include Logitech, Jaybird, Ultimate Ears, Logitech G and ASTRO Gaming.

Logitech was founded in Switzerland in 1981, and Logitech International S.A. has been the parent holding company of Logitech since 1988. Logitech International S.A. is a Swiss holding company with its registered office in Apples, Switzerland, which conducts its business through subsidiaries in the Americas (including North and South America), EMEA (Europe, Middle East, Africa) and Asia Pacific (including, among other countries, China, Taiwan, Japan, India and Australia). Shares of Logitech International S.A. are listed on both the SIX Swiss Exchange, under the trading symbol LOGN, and the Nasdaq Global Select Market, under the trading symbol LOGI.

Our products participate in five large markets: Music, Gaming, Video Collaboration, Smart Home, and Creativity & Productivity.

On August 11, 2017, Logitech acquired ASTRO Gaming ("Astro"), a leading console gaming accessory brand. The Astro products, and related activities from the acquisition date, are included within the scope of this report. During 2017, Logitech conflict minerals procedures covered the suppliers of Astro.
SECTION TWO: LOGITECH PRODUCTS
Conflict minerals in the form of the 3TGs were necessary to the functionality or production of the following categories of products that we manufactured or contracted to manufacture during 2017:

•	Music products: Mobile Speakers and Audio-PC & Wearables

•	Gaming products: Gaming keyboards, mice, headsets and simulation products such as steering wheels and flight sticks

•	Video Collaboration products: Conference Cams

•	Smart Home products: Home entertainment controllers, connected smart home device controllers, home security cameras

•	Creativity and Productivity Products: Pointing devices, Keyboard & Combos, PC Webcams, Tablet & Other Accessories
These products are more fully described in our Annual Report on Form 10-K, which can be accessed on our website at http://ir.logitech.com/financial-information/sec-filings/ or on the Securities and Exchange Commission’s website at http://www.sec.gov.
SECTION THREE: REASONABLE COUNTRY OF ORIGIN INQUIRY
For the reporting period from January 1 to December 31, 2017, Logitech conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the conflict minerals necessary to the functionality or production of the products (“Necessary Conflict Minerals”) that we manufactured or contracted to manufacture originated in the Covered Countries. To make this determination, we engaged with our direct suppliers of materials, parts, components or products potentially containing 3TG (“In-Scope Suppliers”) to identify the Smelters of the Necessary Conflict Minerals.
Our RCOI included the following steps:

•	From a total of 344 suppliers, 263 out of 344 were identified as In-Scope Suppliers;

•
We are a member of the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative (the “CFSI”). We survey our In-Scope Suppliers using the current version of the RMI Conflict Minerals Reporting Template Revision 5.01 or later version (“CMRT” or “Template”), which includes questions about the location or mine of origin. In-Scope Suppliers are obligated to make similar efforts to survey their supply chain using CMRT and report the facilities and location or mine of origin for 3TG. Given our position in the supply chain and the fact that Logitech does not directly purchase raw materials, we are several tiers away from the Smelters and country of origin for the 3TG used in our products. We therefore rely on our first-tier suppliers to provide information and we carry out appropriate due diligence activities to check and verify the accuracy of information provided by those suppliers.

•
We reviewed the information provided by the In-Scope Suppliers with respect to a number of evaluation criteria to assess the adequacy of the information provided and determine the potential for sourcing from the Covered Countries. The reviewing criteria included but was not limited to:

◦	Mandatory fields of the CMRT report were complete and accurate;

◦	The Smelters information was consistent with the Smelter database available to RMI members; and

◦	Verify supplier 3TG reported usage against Bill of Materials and Product audit expectations for completeness.

•	We followed up with In-Scope Suppliers where necessary to clarify the information they provided or to seek additional information as part of our due diligence efforts.

•
We implemented regular review and consolidation of all supplier responses. If any supplier does not provide timely and accurate information, an escalation process is engaged to address non-responders and obtain required information.

•
We documented country of origin information of Smelter facilities which were identified by In-Scope Suppliers from multiple resources, including the independent third party audit programs (eg. RMI RCOI data), the survey result of all In-Scope Suppliers, direct contacts with Smelters, and Smelters’ public official statements.

Our RCOI executive outcomes:
We sought and obtained a 100% response rate from In-Scope Suppliers. In-Scope Suppliers responses and RMI RCOI data indicated that some of the Smelters used in our supply chain may obtain 3TG from the Covered Countries. Other In-Scope Suppliers are using 3TG sources from outside the Covered Countries, recycled or scrap 3TG, or 3TG sources of unknown origin. Accordingly, we conducted due diligence to determine the source of 3TG metals and have prepared this Conflict Minerals Report.

Table 1. RCOI result of Logitech

Logitech
In-Scope suppliers	263
Response ratio	100%
SECTION FOUR: DUE DILIGENCE MEASURES
We conducted due diligence on the source and chain of custody of the 3TG that are necessary to the functionality or production of our products to ascertain whether these conflict minerals originated in the Covered Countries and financed or benefited non-state armed groups in any of these countries.
Design of Our Due Diligence Measures
Our conflict minerals due diligence measures are aligned with the requirements of the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We designed our due diligence measures to:

1.	Establish strong company management systems for conflict minerals supply chain due diligence;

2.	Identify and assess conflict minerals risks in our supply chain;

3.	Design and implement strategies to respond to conflict minerals risks identified;

4.	Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5.	Report on our conflict minerals supply chain due diligence activities annually.
Due Diligence Measures Performed
As a purchaser, Logitech is many tiers removed from the mining of 3TG; Logitech does not purchase raw ore or unrefined conflict minerals, and does not directly purchase from the Covered Countries. The Smelters are consolidating points for raw ore and are best-positioned to determine and know the origin of the ores. For downstream users like Logitech, it is not possible to determine the origin of 3TG without information from suppliers and Smelters.

As a member of the RMI, we leverage the due diligence conducted on Smelters by the RMI’s Responsible Minerals Assurance Process (the “RMAP”), formerly known as the Conflict-Free Smelter Program (the “CFSP”). The RMAP uses independent private sector auditors to audit Smelters who agree to participate, including their 3TG chain of custody and the mines of origin. Smelters are deemed to be conformant with RMAP when the independent auditor has taken a risk-based approach to validate Smelters' company level management processes for responsible mineral procurement and verified that the Smelter’s 3TG originates from conflict free mines in the Covered Countries.

Our due diligence measures included the following activities:

1.
We utilized our existing experienced internal team to implement Logitech’s Conflict Minerals Program again in 2017. The team includes representatives from the following functions: Sustainability; Global Sourcing; Legal; Investor Relations; and Finance.

2.
We reviewed and updated our Conflict Minerals Policy in 2017 and made it available on our web-site at: https://www.logitech.com/content/dam/logitech/logitech-sustainability/en/pdf/resources/Conflict-Minerals-Policy_Nov-2017.pdf

3.
We established requirements and continued to incorporate these requirements into our standard supplier contracts to define Logitech’s expectations of suppliers regarding sourcing of conflict minerals and reporting of information to Logitech.

4.
We compared the Smelters identified by relevant In-Scope Suppliers via the supply chain survey against the list of facilities that have received a “conflict-free” designation for tantalum, tin, tungsten and gold, from organizations such as the RMAP Conformant Smelters & Refiners list, the London Bullion Market Association (the “LBMA”) Good Delivery List, and the Responsible Jewellery Council (the “RJC”) Chain-of-Custody Certification Program.

5.
We defined a risk management plan for the relevant In-Scope Suppliers that present a potential conflict minerals risk. In reporting year 2017, we continued to increase our engagement with a number of core suppliers in our direct supply chain. For example, we conducted a document audit, which was enhanced by our 2016 on-site audit experience, on all core suppliers and helped them improve their management system. In addition, we requested those In-Scope Suppliers who reported Smelters not yet participating in an independent third party audit program, to provide an action plan to reach conflict-free status by either removing those smelters from their supply chain or encouraging smelters to participate in independent third party audit programs. To the extent reasonably possible, we also verified the mine sources information reported by Smelters relying on different resources, eg. contacting Smelters directly, reviewing publicly available information, and utilizing RMI resources.

6.
In reporting year 2017, 30 Smelters that were highlighted as potential sources of conflict minerals that were believed to have been in Logitech supply chain were removed from Logitech supply chain at Logitech’s request or by suppliers themselves, after confirmation with the concerned Suppliers that they were erroneously reported in our supply chain.

7.
We supported the RMI Responsible Minerals Assurance Process, and required relevant In-Scope Suppliers in the Logitech supply chain to encourage the facilities in their supply chain to participate in the RMAP.

SECTION FIVE: DUE DILIGENCE RESULTS
Out of the 304 entities listed by our suppliers as potential Smelters, 251 of these entities were identified as certified Conflict-Free using the RMAP Conformant Smelters & Refiners list, the LBMA Good Delivery List, and the RJC Chain-of-Custody Certification Program. According to the RMAP Active Smelters & Refiners list, another 8 Smelters were engaged in the RMAP audit and certification process. Accordingly, 85.2% of the Smelters are conformant with RMAP or in the audit process. The RMAP conformant status of the remaining 45 processing facilities could not be determined.

Table 2 below illustrates our progress with Smelters compared to calendar year 2016.
Table 2: Progress in Smelters’ Status

	2016		2017
	Number	% of Total	Number	% of Total
Compliant	252	80.3%	251	82.6%
In process	12	3.8%	8	2.6%
Not yet participating	50	15.9%	45	14.8%
Total	314	100%	304	100%

Table 3 further illustrates our results for each metal by setting forth the number and percentage of Smelters’ facilities that were either Conflict-Free or in the process of becoming compliant as of April 09, 2018.
Table 3: 2017 Conflict Free or In Audit Process Smelters, by Metal

Metal	Smelters verified as conflict-free or in the audit process
Tantalum	40 of 43* (93.0%)
Tin	71 of 82 (86.6%)
Tungsten	42 of 45 (93.3%)
Gold	106 of 134 (79.1%)
* 40 active Tantalum smelters are certified as conforming to RMAP. 3 Tantalum smelters were closed or no longer operated in 2017. Active tantalum smelters are verified as 100% conflict-free.

Logitech supports the refinement and expansion of the RMAP Conformant Smelters & Refiners list of participating Smelters through its membership in the RMI.

33% of our suppliers reported at a product level, 11% reported by business category, and the remaining 56% were capable of reporting at company level. Therefore, the majority of our suppliers were unable to separate out their supply chain to specifically identify any 3TG which were used in Logitech products or components. We are therefore unable, at this time, to verify that all 3TGs reported by our In-Scope Suppliers were used in Logitech products or components. We are also unable to verify that any of the 3TG Smelters that our In-Scope Suppliers identified were part of our raw materials supply chain.

Nonetheless, we have made a reasonable good faith effort to collect and evaluate the information concerning 3TG Smelters based on information provided by our In-Scope Suppliers.

We have therefore elected not to present the Smelters’ names in this report, with the exception of the Smelters that are certified Conflict-Free using the RMAP Conformant Smelters & Refiners list, the LBMA Good Delivery List, and the RJC Chain-of-Custody Certification Program. Attachment A to this Conflict Minerals Report sets forth the name of the said Smelters.

Efforts to Determine the Conflict Minerals’ Mine or Location of Origin
Through our participation in RMI, the OECD implementation programs, and requesting our suppliers to complete the CMRT we have determined that seeking information about 3TG Smelters in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain, as outlined in Section Four above (“Due Diligence Measures”).
SECTION SIX: NEXT STEPS
Logitech currently intends to undertake the following steps, during the next compliance period, with the intention of further mitigating risks associated with supply chain sourcing and conflict minerals:

•	Continue our training, auditing, engagement and other due diligence activities with suppliers to:

◦	Ensure all In-Scope suppliers understand and fully comply with our established Conflict Minerals Policy and associated requirements;

◦	Maintain oversight of our supply chain and identify the source of any 3TG;

◦	Confirm the conflict-free status of identified Smelters via independent conflict-free Smelter validation programs; and

◦	Encourage Smelters to participate in third party audit programmes such as the RMI Responsible Minerals Assurance Process or equivalent programs.

•
Continue our work with an independent third party specialist to engage directly with individual suppliers to understand any relevant compliance challenges and the work that is needed to fast-track transition to conflict-free status.

•	Continue our support of RMI to encourage further adoption and improvement of relevant good practices, programs, tools and standards.

•
Develop Due Diligence Plans showing the actions the supplier will take to engage, request and encourage Smelters that are not yet engaged in RMAP, or an equivalent certification program, to engage in such programs and to obtain evidence of conflict-free status.

Attachment A
List of Certified Conflict-Free Smelters

This list presents consolidated information compiled from the CMRT forms provided by our In-Scope Suppliers, the RMAP Conformant Smelters & Refiners list, the London Bullion Market Association (LBMA) Good Delivery List, and the Responsible Jewellery Council (RJC) Chain-of-Custody Certification Program as of April 09, 2018.

#	Metal	Smelter Name	Smelter Location Country
1	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
2	Tungsten	ACL Metais Eireli	BRAZIL
3	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
4	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
5	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
6	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
7	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
8	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
9	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
10	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
11	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
12	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
13	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
14	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
15	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
16	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
17	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
18	Tungsten	Japan New Metals Co., Ltd.	JAPAN
19	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
20	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
21	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
22	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
23	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
24	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
25	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
26	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
27	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
28	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
29	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
30	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
31	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
32	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
33	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
34	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
35	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

36	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
37	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
38	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
39	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
40	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
41	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
42	Tin	Alpha	UNITED STATES OF AMERICA
43	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
44	Tin	China Tin Group Co., Ltd.	CHINA
45	Tin	CV Ayi Jaya	INDONESIA
46	Tin	CV Dua Sekawan	INDONESIA
47	Tin	CV Gita Pesona	INDONESIA
48	Tin	CV Serumpun Sebalai	INDONESIA
49	Tin	CV Tiga Sekawan	INDONESIA
50	Tin	CV United Smelting	INDONESIA
51	Tin	CV Venus Inti Perkasa	INDONESIA
52	Tin	Dowa	JAPAN
53	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
54	Tin	Fenix Metals	POLAND
55	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
56	Tin	Gejiu Jinye Mineral Company	CHINA
57	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
58	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
59	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
60	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
61	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
62	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
63	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
64	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
65	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
66	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
67	Tin	Melt Metais e Ligas S.A.	BRAZIL
68	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
69	Tin	Metallo Belgium N.V.	BELGIUM
70	Tin	Metallo Spain S.L.U.	SPAIN
71	Tin	Mineracao Taboca S.A.	BRAZIL
72	Tin	Minsur	PERU
73	Tin	Mitsubishi Materials Corporation	JAPAN
74	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
75	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
76	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
77	Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
78	Tin	PT Aries Kencana Sejahtera	INDONESIA
79	Tin	PT Artha Cipta Langgeng	INDONESIA
80	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

81	Tin	PT Babel Inti Perkasa	INDONESIA
82	Tin	PT Bangka Prima Tin	INDONESIA
83	Tin	PT Bangka Tin Industry	INDONESIA
84	Tin	PT Belitung Industri Sejahtera	INDONESIA
85	Tin	PT Bukit Timah	INDONESIA
86	Tin	PT DS Jaya Abadi	INDONESIA
87	Tin	PT Eunindo Usaha Mandiri	INDONESIA
88	Tin	PT Inti Stania Prima	INDONESIA
89	Tin	PT Karimun Mining	INDONESIA
90	Tin	PT Kijang Jaya Mandiri	INDONESIA
91	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
92	Tin	PT Menara Cipta Mulia	INDONESIA
93	Tin	PT Mitra Stania Prima	INDONESIA
94	Tin	PT Panca Mega Persada	INDONESIA
95	Tin	PT Prima Timah Utama	INDONESIA
96	Tin	PT REFINED BANGKA TIN	INDONESIA
97	Tin	PT Sariwiguna Binasentosa	INDONESIA
98	Tin	PT Stanindo Inti Perkasa	INDONESIA
99	Tin	PT Sukses Inti Makmur	INDONESIA
100	Tin	PT Sumber Jaya Indah	INDONESIA
101	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
102	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
103	Tin	PT Tinindo Inter Nusa	INDONESIA
104	Tin	PT Tommy Utama	INDONESIA
105	Tin	Resind Industria e Comercio Ltda.	BRAZIL
106	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
107	Tin	Soft Metais Ltda.	BRAZIL
108	Tin	Thaisarco	THAILAND
109	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
110	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
111	Tin	Yunnan Tin Company Limited	CHINA
112	Tantalum	Asaka Riken Co., Ltd.	JAPAN
113	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
114	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
115	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
116	Tantalum	F&X Electro-Materials Ltd.	CHINA
117	Tantalum	FIR Metals & Resource Ltd.	CHINA
118	Tantalum	Global Advanced Metals Aizu	JAPAN
119	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
120	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
121	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
122	Tantalum	H.C. Starck Co., Ltd.	THAILAND
123	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
124	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
125	Tantalum	H.C. Starck Ltd.	JAPAN
126	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

127	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
128	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
129	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
130	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
131	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
132	Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
133	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
134	Tantalum	KEMET Blue Metals	MEXICO
135	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
136	Tantalum	LSM Brasil S.A.	BRAZIL
137	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
138	Tantalum	Mineracao Taboca S.A.	BRAZIL
139	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
140	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
141	Tantalum	NPM Silmet AS	ESTONIA
142	Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
143	Tantalum	QuantumClean	UNITED STATES OF AMERICA
144	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
145	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
146	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
147	Tantalum	Taki Chemical Co., Ltd.	JAPAN
148	Tantalum	Telex Metals	UNITED STATES OF AMERICA
149	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
150	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
151	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
152	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
153	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
154	Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
155	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
156	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
157	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
158	Gold	Argor-Heraeus S.A.	SWITZERLAND
159	Gold	Asahi Pretec Corp.	JAPAN
160	Gold	Asahi Refining Canada Ltd.	CANADA
161	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
162	Gold	Asaka Riken Co., Ltd.	JAPAN
163	Gold	AU Traders and Refiners	SOUTH AFRICA
164	Gold	Aurubis AG	GERMANY
165	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
166	Gold	Boliden AB	SWEDEN
167	Gold	C. Hafner GmbH + Co. KG	GERMANY
168	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
169	Gold	Cendres + Metaux S.A.	SWITZERLAND

170	Gold	Chimet S.p.A.	ITALY
171	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
172	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
173	Gold	DODUCO Contacts and Refining GmbH	GERMANY
174	Gold	Dowa	JAPAN
175	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
176	Gold	Eco-System Recycling Co., Ltd.	JAPAN
177	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
178	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
179	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
180	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
181	Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
182	Gold	Heimerle + Meule GmbH	GERMANY
183	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
184	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
185	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
186	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
187	Gold	Istanbul Gold Refinery	TURKEY
188	Gold	Japan Mint	JAPAN
189	Gold	Jiangxi Copper Co., Ltd.	CHINA
190	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
191	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
192	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
193	Gold	Kazzinc	KAZAKHSTAN
194	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
195	Gold	Kojima Chemicals Co., Ltd.	JAPAN
196	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
197	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
198	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
199	Gold	Materion	UNITED STATES OF AMERICA
200	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
201	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
202	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
203	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
204	Gold	Metalor Technologies S.A.	SWITZERLAND
205	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
206	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
207	Gold	Mitsubishi Materials Corporation	JAPAN
208	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
209	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
210	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
211	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
212	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
213	Gold	Nihon Material Co., Ltd.	JAPAN
214	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

215	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
216	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
217	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
218	Gold	PAMP S.A.	SWITZERLAND
219	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
220	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
221	Gold	PX Precinox S.A.	SWITZERLAND
222	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
223	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
224	Gold	Royal Canadian Mint	CANADA
225	Gold	SAAMP	FRANCE
226	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
227	Gold	SAXONIA Edelmetalle GmbH	GERMANY
228	Gold	Schone Edelmetaal B.V.	NETHERLANDS
229	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
230	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
231	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
232	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
233	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
234	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
235	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
236	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
237	Gold	T.C.A S.p.A	ITALY
238	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
239	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
240	Gold	Tokuriki Honten Co., Ltd.	JAPAN
241	Gold	Torecom	KOREA, REPUBLIC OF
242	Gold	Umicore Brasil Ltda.	BRAZIL
243	Gold	Umicore Precious Metals Thailand	THAILAND
244	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
245	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
246	Gold	Valcambi S.A.	SWITZERLAND
247	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
248	Gold	WIELAND Edelmetalle GmbH	GERMANY
249	Gold	Yamakin Co., Ltd.	JAPAN
250	Gold	Yokohama Metal Co., Ltd.	JAPAN
251	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA